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                            CELLEX BIOSCIENCES, INC.

                             2000 STOCK OPTION PLAN








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                                TABLE OF CONTENTS

ARTICLE 1         ESTABLISHMENT AND PURPOSES...................................1
                  1.1      Establishment and Effective Date....................1
                  1.2      Purposes............................................1
                  1.3      References to Law...................................1

ARTICLE 2         AWARDS.......................................................2
                  2.1      Form of Awards......................................2
                  2.2      Maximum Shares Available; Maximum Annual Awards.....2
                  2.3      Return of Prior Awards..............................2

ARTICLE 3         ADMINISTRATION...............................................2
                  3.1      Committee...........................................2
                  3.2      Powers of the Committee.............................3
                  3.3      Delegation..........................................3
                  3.4      Interpretations.....................................3
                  3.5      Liability; Indemnification..........................3

ARTICLE 4         ELIGIBILITY..................................................4

ARTICLE 5         STOCK OPTIONS................................................4
                  5.1      Grant of Options....................................4
                  5.2      Designation as Non-Qualified Stock Option or
                           Incentive Stock Option..............................4
                  5.3      Purchase Price......................................4
                  5.4      Exercise and Payment................................5
                  5.6      No Rights as a Stockholder..........................6
                  5.7      Incentive Stock Options.............................6
                  5.8      Conversion of Incentive Stock Options...............6
                  5.9      Non-Qualified Stock Options for Outside Directors...7

ARTICLE 6         LEGENDS; NONTRANSFERABILITY OF OPTIONS ......................7
                  6.1      Legends.............................................7
                  6.2      Nontransferability of Options.......................7

ARTICLE 7         EFFECT OF TERMINATION OF EMPLOYMENT,
                  DISABILITY, RETIREMENT, OR DEATH.............................8
                  7.1      General Rule........................................8
                  7.2      Disability or Retirement............................8
                  7.3      Death...............................................9
                  7.4      Termination of Unvested Options.....................9


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ARTICLE 8         ADJUSTMENT UPON CHANGES IN CAPITALIZATION, ETC...............9
                  8.1      Adjustments.........................................9
                  8.2      Stock-Dividends and Stock Splits....................9
                  8.3      Consolidation, Acquisition or Merger.  .............9
                  8.4      Recapitalization or Reorganization.................10
                  8.5      Modification of ISOs.  ............................10
                  8.6      Dissolution or Liquidation.........................10
                  8.7      Issuances of Securities............................10
                  8.8      Fractional Shares..................................10
                  8.9      Adjustments.  .....................................10

ARTICLE 9         TERM; AMENDMENT AND TERMINATION.............................11

ARTICLE 10        WRITTEN AGREEMENT ..........................................12

ARTICLE 11        MISCELLANEOUS PROVISIONS....................................12
                  11.1     Tax Withholding....................................12
                  11.2     Securities Laws....................................12
                  11.3     Compliance with Section 16(b)......................13
                  11.4     Successors.........................................13
                  11.5     General Creditor Status............................13
                  11.6     No Right to Employment.............................13
                  11.7     Notices............................................13
                  11.8     Severability.......................................14
                  11.9     Governing Law......................................14

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                            CELLEX BIOSCIENCES, INC.

                             2000 STOCK OPTION PLAN


                                    ARTICLE 1

                           ESTABLISHMENT AND PURPOSES


         1.1 ESTABLISHMENT AND EFFECTIVE DATE. Cellex Biosciences, Inc. a Minnesota corporation (the "Corporation"), hereby establishes a stock option plan to be known as the "Cellex Biosciences, Inc. 2000 Stock Option Plan" (the "Plan"). The Plan shall become effective as of July 19, 2000, subject to the approval of the stockholders of the Corporation (which is to be obtained within twelve (12) months from the effective date of the Plan). Upon approval of the Plan by the Board of Directors of the Corporation (the "Board"), awards may be made by the Board, and through the agency of the committee appointed by the Board under Article 3 of the Plan (the "Committee") after the Board appoints such Committee. In the event that such stockholder approval is not obtained within such 12 month period, any awards made hereunder shall be canceled and all rights of optionees hereunder ("Optionees") with respect to such awards shall thereupon automatically cease.

         1.2 PURPOSES. The purposes of the Plan are (i) to encourage and enable employees, directors and consultants (subject to such requirements as may be prescribed by the Committee) of the Corporation, its subsidiaries and its affiliates to acquire a proprietary interest in the growth and performance of the Corporation, (ii) to generate an increased incentive for key employees and directors to contribute to the Corporation's future success and prosperity (as well as the success and prosperity of its subsidiaries and affiliates), thus enhancing the value of the Corporation for the benefit of its stockholders, and
(iii) to enhance the ability of the Corporation, its subsidiaries and its affiliates to attract and retain key employees and directors who are essential to the progress, growth and profitability of the Corporation, its subsidiaries and its affiliates, in each case through the ownership of the Corporation's common stock ("Common Stock"), and certain other rights relating to the Common Stock.

         1.3 REFERENCES TO LAW. References to specific provisions of law shall be deemed to include references to amendments or supplements thereto or subsequent provisions of law of similar import.

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                                    ARTICLE 2

                                     AWARDS

         2.1 FORM OF AWARDS. Awards under the Plan may be granted in either or both of the following forms: (i) incentive stock options ("Incentive Stock Options") meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and the terms of Sections 5.3 and 5.7 of this Plan.; or (ii) non-qualified stock options ("Non-qualified Stock Options") (unless otherwise indicated, references in the Plan to "Options" shall include both Incentive Stock Options and Non-qualified Stock Options). The Plan also provides for awards of non-qualified stock options to outside directors pursuant to Section 5.9.

         2.2 MAXIMUM SHARES AVAILABLE; MAXIMUM ANNUAL AWARDS. The maximum aggregate number of shares of Common Stock available for award under the Plan (pursuant to the granting of Options) is 7,000,000, subject to adjustment pursuant to Article 8 hereof. The maximum aggregate number of shares of Common Stock that may be awarded under the Plan (pursuant to the granting of Options) to any individual during any calender year is 1,000,000, subject to the limitations of Section 5.7 as to Incentive Stock Options and also subject to adjustment pursuant to Article 8 hereof. Shares of Common Stock issued under the Plan (pursuant to the granting of Options) may be either authorized but unissued shares or issued shares reacquired by the Corporation. In the event that prior to the end of the period during which Options may be granted under the Plan, any Option under the Plan expires unexercised or is terminated, surrendered or canceled without being exercised in whole or in part for any reason, then such unexercised shares shall be available for subsequent awards under the Plan upon such terms and conditions as the Committee may determine.

         2.3 RETURN OF PRIOR AWARDS. As a condition to the issuance of any replacement award to an Optionee under the Plan, the Committee shall have the right, in its sole discretion, to require the Optionee to return to the Corporation the awards previously granted under the Plan and are being replaced. Subject to the provisions of the Plan, such new award shall be upon such terms and conditions as are specified by the Committee at the time the new award is granted.

                                    ARTICLE 3

                                 ADMINISTRATION

         3.1 COMMITTEE. Awards of Options shall be determined, and the Plan shall be administered by the Committee. The Committee may be appointed from time to time by the Board and shall serve at the pleasure of the Board. If no Committee is appointed by the Board, the functions of the Committee shall be carried out by the Board; PROVIDED, HOWEVER, after the Committee is appointed by the Board, the

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Corporation shall not grant, designate or amend any Options hereunder except through the Committee consisting solely of two or more persons, each of whom shall qualify as (i) a "Non-Employee Director", as that term is defined in subparagraph (b)(3)(i) of Rule 16b-3 ("Rule 16b-3") promulgated under the 1934 Act, and (ii) an "outside director", within the meaning of Section 162(m) of the Code.

         3.2 POWERS OF THE COMMITTEE. Subject to the express provisions of the Plan, the Committee shall have the power and authority: (i) to grant Options and to determine the purchase price of the shares of Common Stock covered by each Option, the term of each Option, the number of shares of Common Stock to be covered by each Option, the time or times at which each Option shall become exercisable and the duration of the exercise period applicable to each Option;
(ii) to designate Options as Incentive Stock Options or Non-qualified Stock Options; (iii) to determine the employees and directors to whom, and the time or times at which, Options shall be granted or made and; and (iv) to take all other actions contemplated to be taken by the Committee under the Plan, including, but not limited to, interpreting the Plan and authorizing any written agreement relating to any award made hereunder, as well as any amendment thereto. Notwithstanding the foregoing, (i) any acceleration of vesting as set forth herein, (ii) any change in the purchase price per share of Common Stock under an Option and (iii) any change in any of the provisions of any Option after such Option has been granted, if effectuated by the Committee, must be approved by the Board, in addition to the Committee.

         3.3 DELEGATION. The Committee may delegate to one or more of its respective members or to any other person or persons such ministerial duties hereunder as it may deem advisable; PROVIDED, HOWEVER, that the Committee may not delegate any of its responsibilities hereunder to any person who is not both a "Non-Employee Director", as that term is defined in subparagraph (b)(3)(i) of Rule 16b-3, and an "outside director", within the meaning of Section 162(m) of the Code. The Committee may also employ attorneys, consultants, accountants or other professional advisors and shall be entitled reasonably to rely upon the advice opinions or valuations of any such advisors.

         3.4 INTERPRETATIONS. The Committee shall have discretionary authority to interpret the terms of the Plan, to adopt and revise rules, regulations and policies to administer the Plan and to make any other factual determinations which it believes to be necessary or advisable for the administration of the Plan. All actions taken and interpretations and determinations made by the Committee in good faith shall be final and binding upon the Corporation, all Optionees and all other interested persons.

         3.5 LIABILITY; INDEMNIFICATION. No member of the Board or the Committee, nor any person to whom ministerial duties have been delegated, shall be personally liable for any action, interpretation or determination made with respect to the Plan or awards made thereunder, and each member of the Committee shall be fully indemnified, held harmless and protected by the Corporation with respect to any liability he or she may incur with respect to any such action, interpretation or determination, to the extent permitted by applicable law and, in addition, to the extent provided in the Corporation's articles of incorporation and by-laws, as amended from time to time, or under any agreement between any such member and the Corporation.

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                                    ARTICLE 4

                                   ELIGIBILITY

         Awards may be made to all employees, directors and consultants of the Corporation or any of its subsidiaries or affiliates (subject to such requirements as may be prescribed by the Committee). In determining the employees, directors and consultants to whom awards shall be granted and the number of shares of Common Stock to be covered by each award the Committee shall take into account the nature of the services rendered by such employees, directors and consultants their present and potential contributions to the success of the Corporation, its subsidiaries and its affiliates and such other factors as the Committee in its sole discretion shall deem relevant. Notwithstanding the foregoing, only employees of the Corporation and any corporation which is a "subsidiary corporation" of the Corporation (as such term is defined in Section 424(f) of the Code) shall be eligible to receive Incentive Stock Options.

                                    ARTICLE 5

                                  STOCK OPTIONS

         5.1 GRANT OF OPTIONS. Options may be granted under the Plan for the purchase of shares of Common Stock. Options shall be granted in such form and upon such terms and conditions, including the satisfaction of corporate or individual performance objectives and other vesting standards as the Committee shall from time to time determine.

         5.2 DESIGNATION AS NON-QUALIFIED STOCK OPTION OR INCENTIVE STOCK OPTION. In connection with any grant of Options, the Committee shall designate in the written agreement required pursuant to Article 10 hereof whether the Options granted shall be Incentive Stock Options or Non-qualified Stock Options, or in case both are granted, the number of shares of Common Stock of each.

         5.3 PURCHASE PRICE. The purchase price per share of Common Stock under each Incentive Stock Option shall be not less than the Market Price (as hereinafter defined) of the Common Stock on the date the Incentive Stock Option is granted. The purchase price per share of Common Stock under each Non-Qualified Stock Option shall be determined by the Committee or the Board of Directors, as the case may be. In the case of an Incentive Stock Option granted to an Optionee owning (actually or constructively under Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Corporation or of a subsidiary (a "10% Stockholder"), the purchase price shall not be less than 110% of the Market Price of the Common Stock on the date of grant. "Market Price" shall mean the per share value of the Common Stock and shall be determined as follows: (i) if the Common Stock is not listed on a national stock exchange, quoted on NASDAQ or reported on by the National Quotation Bureau, Inc., the Market Price on any day shall be the fair market value of one share of

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Common Stock on such day as determined by the Committee, which shall take into account any valuation of the Common Stock by an independent valuation firm made within 90 days of such determination; (ii) if the Common Stock is listed on a national securities exchange or quoted through the NASDAQ National Market System, the Market Price on any day shall be, in the sole discretion of the Committee, either (x) the average of the high and low reported consolidated trading sales prices, or if no such sale is made on such day, the average of the closing bid and asked prices reported on the consolidated trading listing for such day or (y) the closing price reported on the consolidated trading listing for such day; (iii) if the Common Stock is quoted on the NASDAQ interdealer quotation system, the Market Price on any day shall be the average of the representative bid and asked prices at the close of business for such day; or
(iv) if the Common Stock is not listed on a national stock exchange or quoted on NASDAQ, the Market Price on any day shall be the average of the high bid and low asked prices reported by the National Quotation Bureau, Inc. for such day. In no event shall the Market Price of a share of Common Stock subject to an Incentive Stock Option be less than the fair market value as determined for purposes of
Section 422(b)(4) of the Code.

         5.4 EXERCISE AND PAYMENT. Options may be exercised in whole or in part. Shares of Common Stock purchased upon the exercise of Options shall be paid for at the time of purchase. Such payment may be made as follows (or by any combination of the following), in the sole discretion of the Committee: (i) in United States currency by delivery of a certified check, bank draft or postal or express money order payable to the order of the Corporation, (ii) by surrender of a number of Mature Shares (as defined below) of Common Stock held by the optionee exercising the Option equal to the quotient obtained by dividing (A) the aggregate purchase price payable with respect to the Options then being exercised by (B) the Market Price on the date of exercise or (iii) if the Corporation has established a program for the cashless exercise of Options through a broker or other similar arrangements or programs, then in accordance with the terms and conditions of such programs and arrangements. Any shares so delivered shall be valued at their Market Price on the date of exercise. Upon receipt of a notice of exercise and payment in accordance with procedures set forth above, the Corporation or its agent shall deliver to the persons exercising the Option(s) (or his or her designee) a certificate for such Shares. In the event that payment for exercised Options is made through the surrender of Mature Shares of Common Stock, the Committee in accordance with procedures established by it may grant Non-qualified Stock Options ("Restoration Options") to the person exercising the Option(s) for the purchase of a number of shares equal to the number of shares of Common Stock delivered to the Corporation in connection with the payment of the exercise price of the Option(s) and the payment of or surrender of shares for any withholding taxes due upon such exercise. The purchase price per share under each Restoration Option shall be the Market Price of the Common Stock on the date the Restoration Option is granted. "Mature Shares" shall mean shares of Common Stock owned by the optionee for a period of at least six consecutive months prior to the exercise of the Option(s) in question. The Committee may in its sole discretion, pursuant to a general program established by it in connection with the Plan and made available to all Optionees under the Plan, lend money to an optionee, the proceeds of which shall be used by the Optionee to exercise all or a portion of the Options granted hereunder. If a loan is made by the Corporation to the Optionee as contemplated in the foregoing sentence, the Optionee shall execute a promissory note evidencing such loan and such note

                                        5

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shall (i) provide for full recourse to the maker, (ii) be secured by collateral which is satisfactory to the Committee (other than the pledge of the shares of Common Stock issued upon exercise of the option), (iii) bear interest at a rate no less than the applicable Federal rate (within the meaning of Section 1274 of the Code, and (iv) contain such other terms as the Committee in its sole discretion shall require.

         5.5 VESTING. Vesting refers to an Option's becoming exercisable for the first time. Except as provided to the contrary in an Option agreement authorized by the Board or the Committee and subject to the provisions of Article Seven, Options granted hereunder shall vest as follows:

               (a) The Option shall be exercisable as to one third of the shares subject to such Option on the date of grant.

               (b) The Option shall be exercisable as to an additional one third of the shares subject to such Option on the second anniversary of the date of grant.

               (c) The Option shall be exercisable as to all of the shares subject to the Option on the third anniversary of the date of the grant of such Option.

         5.6 NO RIGHTS AS A STOCKHOLDER. A recipient of Options shall have no rights as a stockholder with respect to any shares issuable or transferable upon exercise thereof until the date a stock certificate representing such shares is issued to such recipient. Except as otherwise expressly provided in the Plan or by the Committee, no adjustment shall be made for cash dividends or other rights for which the record date is prior to the date such stock certificate is issued.

         5.7 INCENTIVE STOCK OPTIONS. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of
Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder and the Plan shall be interpreted accordingly. The aggregate Market Price (determined at the time of grant of the Incentive Stock Option) of the Common Stock with respect to which the Incentive Stock Options become exercisable for the first time by an optionee in any calendar year (under all plans of the Corporation and its subsidiaries) shall not exceed $100,000. Any Option grants that exceed such amount shall be granted as Non-qualified Stock Options. No grant of an Incentive Stock Option shall be made under the Plan more than ten (10) years after the effective date of the Plan, nor shall any Incentive Stock Option be exercisable after the expiration of ten (10) years from the date such Option is granted, or 5 years from the date the Option is granted in the case of a 10% Stockholder (as defined in Section 5.3).

         5.8 CONVERSION OF INCENTIVE STOCK OPTIONS. The Committee, at the written request of any Optionee, may in its discretion, take such actions as may be necessary to convert such Optionee's Incentive Stock Options (or any portions thereof) that have not been exercised on the date of conversion into Non-qualified Stock Options at any time prior to the expiration of such Incentive Stock Options. At the time of such conversion, the Committee may impose such conditions on the exercise of the resulting Non-

                                        6

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qualified Stock Options, consistent with this Plan, as the Committee in its discretion may determine. Nothing in the Plan shall be deemed to give any Optionee the right to have such Optionee's Incentive Stock Options converted into Non-qualified Stock Options.

         5.9 NON-QUALIFIED STOCK OPTIONS FOR OUTSIDE DIRECTORS. Beginning with the date of the annual shareholders' meeting in calendar year 2002 and each subsequent annual shareholders' meeting thereafter, each individual who is elected to serve as a nonemployee director of the Corporation at the meeting shall receive a Non-qualified Stock Option for 5,000 shares of Common Stock.

         The exercise price of such Non-qualified Stock Option shall be equal to the Market Price of the Common Stock on the date of grant. Each such Non-qualified Stock Option shall be for a term of ten (10) years and shall be fully exercisable at all times. No action by the Committee shall be required in order for the grant of the Non-qualified Stock Option under this Section 5.9 to be effective, it being the intention of the Corporation that such Option will be granted automatically.

                                    ARTICLE 6

                     LEGENDS; NONTRANSFERABILITY OF OPTIONS


         6.1 LEGENDS. All certificates evidencing shares of Common Stock acquired pursuant to the exercise of an Option granted hereunder shall bear a securities legend concerning the unregistered nature of the transaction.

         6.2 NONTRANSFERABILITY OF OPTIONS. No Option may be transferred, assigned, pledged or hypothecated (whether by operation of law or otherwise), except as provided by will or the applicable laws of descent and distribution, and no Option shall be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Option not specifically permitted herein shall be null and void and without effect. An Option may be exercised only by the recipient during his or her lifetime, or following his or her death pursuant to Section 7.3 hereof. Notwithstanding anything to the contrary in the preceding paragraph, the Committee may, in its sole discretion, cause the written agreement relating to any Non-qualified Stock Options granted hereunder to provide that the recipient of such Non-qualified Stock Options may transfer any of such Non-qualified Stock Options other than by will or the laws of descent and distribution in any manner authorized under applicable law; PROVIDED, HOWEVER, that in no event may the Committee permit any transfers which would cause the Plan to fail to satisfy the applicable requirements of Rule 16b-3 under the 1934 Act or which would cause any recipient of awards hereunder to fail to be entitled to the benefits Rule 16b-3 or other exemptive rules under Section 16 of the 1934 Act or be subject to liability thereunder.

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                                    ARTICLE 7

                      EFFECT OF TERMINATION OF EMPLOYMENT,
                        DISABILITY, RETIREMENT, OR DEATH

         7.1 GENERAL RULE. Except as expressly provided in the written agreement relating to any Option or as otherwise expressly determined by the Committee in its sole discretion, in the event an Optionee ceases to be an employee or director of the Corporation, its subsidiaries or affiliates (a "Terminated Person") for any reason other than Disability or Retirement (as hereinafter defined) or death, any Options which were held by such Terminated Person on the date on which he or she ceased to be an employee or director (the "Termination Date") and which were otherwise exercisable on such date shall terminate unless exercised within the period of 60 days following the Termination Date, but in no event after the expiration of the exercise period of such Options. Except as expressly provided in the written agreement relating to the Options or as otherwise expressly determined by the Committee in its sole discretion, it may cause any Option to be forfeited upon an employee's termination of employment or a director's removal from the Board or any board of directors of a subsidiary or affiliate of the Corporation, if the Optionee was terminated for "cause". For purposes of this Section 7.1, the term "cause" shall mean any one (or more) of the following: (i) the optionees's commission of any fraud, misappropriation or misconduct which causes demonstrable injury to the Company or a subsidiary or affiliate; or (ii) an act of dishonesty by the optionee resulting or intended to result, directly or indirectly, in gain or personal enrichment at the expense of the Company or a subsidiary or affiliate; or (iii) in the case of an employee such meaning, if any, as set forth in any employment agreement between the employee and the Company. It shall be within the sole discretion of the Committee to determine whether an employee's termination was for one of the foregoing reasons, and its decision shall be final and conclusive.

         7.2 DISABILITY OR RETIREMENT. Except as expressly provided otherwise in the written agreement relating to any Options granted under the Plan or as otherwise determined by the Committee in its sole discretion, in the event of a termination of employment arrangement of a Terminated Person due to the Disability (as defined below) or Retirement (as defined below) of such Person, any Options which were held by such Person on the Termination Date and which were otherwise exercisable on such date shall expire unless exercised within the period of one year following such date, but in no event after the expiration date of the exercise period of such Options; PROVIDED, HOWEVER, that any Incentive Stock Option of such Terminated Person shall no longer be treated as an Incentive Stock Option unless exercised within three (3) months of the Termination Date (or within one (1) year of the Termination Date, in the case of an employee whose termination of employment occurs by reason of a Disability). "Disability" shall have the meaning set forth in Section 22(e)(3) of the Code. "Retirement" shall mean a termination of employment arrangement with the Corporation or a subsidiary or affiliate with the written consent of the Committee in its sole discretion. The decision of the Committee shall be final and conclusive.

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         7.3   DEATH. Except as expressly provided in the written agreement relating to the Options or as otherwise expressly determined by the Committee in its sole discretion, in the event of the death of a recipient of Options, any Options which were held by such Terminated Person at the date of death and which were otherwise exercisable on such date shall be exercisable by the beneficiary designated by the Optionee for such purpose (the "Designated Beneficiary") or if no Designated Beneficiary shall be appointed or if the Designated Beneficiary shall predecease the Optionee, by the Optionee's personal representatives, heirs or legatees for a period of two (2) years from the date of death, but in no event later than the expiration date of the exercise period of such Options, at which time such Options shall expire.

         7.4 TERMINATION OF UNVESTED OPTIONS. All Options which were not exercisable by a Terminated Person as of the Termination Date of such Terminated Person shall terminate as of such date, except as expressly provided in the written agreement relating to the Options or as otherwise expressly determined by the Committee in its sole discretion. Options shall not be affected by any change of employment so long as the recipient continues to be employed by either the Corporation or a subsidiary or affiliate.

                                    ARTICLE 8

                 ADJUSTMENT UPON CHANGES IN CAPITALIZATION, ETC.

         8.1 ADJUSTMENTS. Upon the occurrence of any of the events described in subparagraphs 8.2, 8.3 or 8.4, an Optionee's rights with respect to Options shall be adjusted as and to the extent hereinafter required, unless otherwise specifically provided in the written agreement between the Optionee and the Corporation relating to such Option:

         8.2 STOCK-DIVIDENDS AND STOCK SPLITS. If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Corporation shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of Options shall be appropriately increased or decreased proportionately and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

         8.3 CONSOLIDATION, ACQUISITION OR MERGER. If the Corporation is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Corporation's assets or otherwise (an "Acquisition"), the Committee or the board of directors of any entity assuming the obligations of the Corporation hereunder (the "Successor Board"), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substitution on an equitable basis for the shares then subject to such Options the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition; (ii) upon written notice to the Optionees, provide that all Options must be exercised, to the extent then exercisable (or in the discretion of the Committee or the Successor Board, also provide that all unvested options shall be, or become at the time which the

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Committee shall determine, either immediately exercisable or immediately terminate), within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; or (iii) terminate all Options in exchange for a cash payment or other consideration equal to the excess of the Market Price of the shares subject to such Options (to the extent then exercisable, or in the discretion of the Committee or the Successor Board, whether or not then exercisable) over the exercise price thereof.

         8.4 RECAPITALIZATION OR REORGANIZATION. In the event of a recapitalization or reorganization of the Corporation (other than a transaction described in subparagraph 8.3 above) pursuant to which securities of the Corporation or of another corporation are issued with respect to the outstanding shares of Common Stock, an Optionee upon exercising an Option shall be entitled to receive for the purchase price paid upon such exercise, the securities he would have received if he had exercised his Option immediately prior to such recapitalization or reorganization.

         8.5 MODIFICATION OF ISOS. Notwithstanding the foregoing, any adjustments made pursuant to subparagraphs 8.2, 8.3 or 8.4 with respect to Incentive Stock Options shall be made only after the Committee, after consulting with counsel for the Corporation, determines whether such adjustments would constitute a "modification" of such Incentive Stock Options (as that term is defined in Section 424 of the Code) or would cause any adverse tax consequences for the holders of such Incentive Stock Options. If the Committee determines that such adjustments made with respect to Incentive Stock Options would constitute a modification of such Incentive Stock Options, it may refrain from making such adjustments.

         8.6 DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Corporation, each Option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

         8.7 ISSUANCES OF SECURITIES. Except as expressly provided herein, no issuance by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Corporation.

         8.8 FRACTIONAL SHARES. No fractional shares shall be issued under the Plan and the Optionee shall receive from the Corporation cash in lieu of such fractional shares.

         8.9 ADJUSTMENTS. Upon the happening of any of the events described in subparagraphs 8.2, 8.3 or 8.4 above, the class and aggregate number of shares set forth in Section 2.2 hereof that are subject to Options which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events described in such subparagraphs. If changes in the capitalization of the Corporation shall occur other than those referred to above in this Article 8, the Committee shall make such adjustments, if any, in the number of shares covered by each Option and in the per share purchase price as the Committee in its discretion may consider appropriate. The Committee or, if applicable, the

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Successor Board, shall determine the specific adjustments to be made under this
Section 8 and its determination shall be conclusive.

               If any person or entity owning Common Stock obtained by exercise of an Option made hereunder receives shares or securities or cash in connection with a corporate transaction described in subparagraphs 8.2, 8.3 or 8.4 above as a result of owning Common Stock subject to restrictions including any rights of first refusal imposed by Section 6.1, such shares or securities or cash shall be subject to all of the conditions and restrictions applicable to the restricted Common Stock with respect to which such shares or securities or cash were issued, unless otherwise determined by the Committee or the Successor Board.


                                    ARTICLE 9

                         TERM; AMENDMENT AND TERMINATION

         No Option shall be granted under the Plan after the earlier of (i) ten
(10) years from the effective date of the Plan, or (ii) the termination of the Plan pursuant to this Article 9. However, unless otherwise expressly provided in the Plan or in an applicable written agreement required pursuant to Article 10, any Option theretofore granted may extend beyond such date, and any authority of the Committee to amend, alter, suspend, discontinue or terminate any such Option, or to waive any conditions or rights under any such Option and the authority of the Board to amend the Plan, shall extend beyond such date. The Board may suspend, terminate, modify or amend the Plan, provided that any amendment that would (i) materially increase the aggregate number of shares which may be issued under the Plan, (ii) materially increase the benefits accruing to Optionee s under the Plan, or (iii) materially modify the requirements as to eligibility for participation in the Plan, shall be subject to the approval of the Corporation's stockholders, except that any such increase or modification that may result from adjustments authorized by Article 8 hereof shall not require such stockholder approval. If the Plan is terminated, the terms of the Plan shall, notwithstanding such termination, continue to apply to awards granted prior to such termination. No suspension, termination, modification or amendment of the Plan may, without the consent of the Optionee to whom an award shall theretofore have been granted, adversely affect the rights of such under such award and provided further that if any amendment would require stockholder approval to satisfy the requirements of Rule 16b-3 under the 1934 Act, then such amendment shall be presented to stockholders for approval, provided however that failure to obtain such approval shall not affect the validity of this Plan or the options granted hereunder.


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


                                   ARTICLE 10

                                WRITTEN AGREEMENT

         Each award of Options shall be evidenced by a written agreement containing such restrictions, terms and conditions, if any, as the Committee may require. In the event of any conflict between a written agreement and the Plan, the terms of the Plan shall govern.


                                   ARTICLE 11

                            MISCELLANEOUS PROVISIONS

         11.1 TAX WITHHOLDING. The Corporation shall have the right to require Optionees or their beneficiaries or legal representatives to remit to the Corporation an amount sufficient to satisfy Federal, state and local withholding tax requirements, or to deduct from all payments under the Plan amounts sufficient to satisfy all withholding tax requirements. Whenever payments under the Plan are to be made to an Optionee in cash, such payments shall be net of any amounts sufficient to satisfy all Federal, state and local withholding tax requirements. The Committee may, in its sole discretion, permit an Optionee to satisfy his or her tax withholding obligations either by (i) surrendering of Common Stock owned by the Optionee or (ii) having the Corporation withhold from shares of Common Stock, or other compensation, otherwise deliverable or payable to the Optionee. Shares of Common Stock surrendered or withheld shall be valued at their Market Price as of the date on which income is required to be recognized for income tax purposes.

         11.2 SECURITIES LAWS. Each Option granted under the Plan shall be subject to the requirement that, if at any time the Board shall determine, in its sole discretion, that the listing, registration or qualification of the shares of Common Stock issuable or transferable upon exercise thereof upon any securities exchange or under any state or Federal law, including without limitation the Securities Act of 1933, as amended, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issue, transfer, or purchase of the shares of Common Stock thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Board. The foregoing shall not be construed to require the Corporation to effect or obtain any such listing, registration, qualification, consent or approval. The Committee may, in connection with the granting of any Option, require the individual to whom the Option is to be granted to enter into an agreement with the Corporation stating that as a condition precedent to each exercise of the Option, in whole or in part, such individual shall if then required by the Corporation, represent to the Corporation in writing that such exercise is for investment only and not with a view to distribution, and also setting forth such other terms and conditions as the Committee may prescribe.


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


         11.3 COMPLIANCE WITH SECTION 16(B). In the case of Optionees who are or may be subject to Section 16 of the 1934 Act, it is the intent of the Corporation that the Plan and any award granted hereunder satisfy and be interpreted in a manner that satisfies the applicable requirements of Rule 16b-3 so that such persons will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the 1934 Act and will not be subjected to liability thereunder. If any provision of the Plan or any award would otherwise conflict with the intent expressed herein, that provision, to the extent possible, shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, such provision shall be deemed void as applicable to Optionee s who are or may be subject to Section 16 of the 1934 Act.

         11.4 SUCCESSORS. The obligations of the Corporation under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Corporation, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Corporation. In the event of any of the foregoing, the Committee may, in its discretion prior to the consummation of the transaction and subject to Article 9 hereof, cancel, offer to purchase, exchange, adjust or modify any outstanding awards, at such time and in such manner as the Committee deems appropriate and in accordance with applicable law.

         11.5 GENERAL CREDITOR STATUS. Optionees shall have no right, title, or interest whatsoever in or to any investments which the Corporation may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Corporation and any Optionee, beneficiary or legal representative of such Optionee. To the extent that any person acquires a right to receive payments from the Corporation under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Corporation. All payments to be made hereunder shall be paid from the general funds of the Corporation and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan.

         11.6 NO RIGHT TO EMPLOYMENT. Nothing in the Plan or in any written agreement entered into pursuant to Article 10 hereof, nor the grant of any award, shall confer upon any Optionee any right to continue in the employ of the Corporation or a subsidiary or affiliate or to be entitled to any remuneration or benefits not set forth in the Plan or such written agreement or interfere with or limit the right of the Corporation or a subsidiary or affiliate to modify the terms of or terminate such Optionee's employment at any time.

         11.7 NOTICES. Notices required or permitted to be given under the Plan shall be sufficiently given if in writing and personally delivered to the Optionee or sent by regular mail addressed (a) to the Optionee at the Optionee's address as set forth in the books and records of the Corporation or its subsidiaries or affiliates, or (b) to the Corporation or the Committee at the principal office of the Corporation clearly marked "Attention: Compensation Committee."


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         11.8  SEVERABILITY. In the event that any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

         11.9 GOVERNING LAW. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the state of New York.

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